Exhibit 10.1



                              Texhoma Energy, Inc.
                              --------------------
                2200 Post Oak Blvd Ste 340, Houston, Texas 77056
                    Phone:  713-457-0610   Fax:  713-201-0387




                                 PROMMISORY NOTE
                                 ---------------
                                       AND
                                       ---
                               SECURITY AGREEMENT
                               ------------------

Between

POLARIS HOLDINGS, INC.
Suite 120, 2411 Fountainview Drive
Houston, TX 77057

and

TEXHOMA ENERGY, INC.
Suite 320, 5000 Post Oak Blvd.
Houston, Texas 77056


Texhoma Energy, Inc (Texhoma) has requested a loan of US$ 250,000 (TWO HUNDRED AND FIFTY THOUSAND UNITED STATES DOLLARS) (the "Loan-funds") from Polaris Holdings, Inc. (Polaris).

Texhoma has an 11% Working Interest in the Clovelly prospect and has been cash-called by ORX Resources, Inc (ORX), the operator of the property, for the drilling of the Allain-LeBreton No, 2 Well. Polaris has agreed to deposit the Loan-funds directly with ORX as a payment towards the cash call on behalf of Texhoma. Banking details have been provided to Polaris.

This letter is both a Corporate Guarantee from Texhoma that it will fully repay the Loan-funds on or before August 10, 2006 with $100,000 partial payment by June 15, 2006. The loan is carried at an interest of 12% P.A .

Texhoma will further commit following payments to Polaris until the loan is repaid in full:
     -    2/3  of  net  receipts from stock sales - less portion paid to Jostein
          Hauge
     - 1/3 of Texhoma's share of production income (both Kilrush and Little White Lake properties)

For the provision of the Loan-funds Polaris is granted the Option to participation in the Clovelly Prospect for a 3% Working Interest, i.e. Polaris can elect to participate in the project after reviewing the electric logs of the Allain-LeBreton No. 2 Well at the target depth but before completion of the well. If Polaris elects to participate, Texhoma will surrender 3/11th of its 11% Working Interest in the Project and in return Polaris will reimburse Texhoma for the drilling cost incurred by Texhoma for the 3% Working Interest from the commencement of the drilling operations. The amount so determined will be deducted from the repayment of the Loan-funds.

In the event that the Loan-funds are not repaid as per Agreement, Texhoma will assign 100% of its cash flow from the Texaurus Partnership to Polaris or its nominee until the loan is repaid in full.

EXECUTED by the Parties this 8th day of June, 2006.


TEXHOMA ENERGY, INC.
/s/ Max Maxwell                  /s/ Frank Jacobs
--------------------------       --------------------------
Max Maxwell                      Frank A. Jacobs
President & CEO                  Secretary
-------------------------        --------------------------


POLARIS HOLDINGS, INC.
/s/ Ingolf Grinde                /s/ Ingolf Grinde
-------------------------        --------------------------
Ingolf Grinde                    Director/Secretary
President                        Ingolf Grinde
-------------------------        --------------------------
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